Exhibit 21.1

The following entities are wholly-owned entities of Edwards Lifesciences Corporation:

Legal Entity	State of Incorporation/ Formation	Country of Incorporation/ Formation
Edwards Lifesciences Asset Management Corporation	Delaware	U.S.
Edwards Lifesciences CardiAQ LLC	Delaware	U.S.
Edwards Lifesciences Corporation of Puerto Rico	Delaware	U.S.
Edwards Lifesciences Financing LLC	Delaware	U.S.
Edwards Lifesciences Holding, Inc.	Delaware	U.S.
Edwards Lifesciences Innovation Holding LLC	Delaware	U.S.
Edwards Lifesciences International Assignments Inc.	Delaware	U.S.
Edwards Lifesciences International Holdings LLC	Delaware	U.S.
Edwards Lifesciences LLC	Delaware	U.S.
Edwards Lifesciences NY Inc.	Delaware	U.S.
Edwards Lifesciences Research Holding LLC	Delaware	U.S.
Edwards Lifesciences (U.S.) Inc.	Delaware	U.S.
Edwards Lifesciences World Trade Corporation	Delaware	U.S.
Harpoon Medical, Inc.	Delaware	U.S.
Edwards Lifesciences PVT, Inc.	Delaware	U.S.
Red Hill Holding LLC	Delaware	U.S.
Red Hill Insurance Corporation	D.C.	U.S.
Valtech Cardio Inc.	Delaware	U.S.
Edwards Lifesciences Austria GmbH		Austria
Edwards Lifesciences Pty. Limited		Australia
Percutaneous Cardiovascular Solutions, Pty Ltd.		Australia
Edwards Lifesciences S.P.R.L.		Belgium
Edwards Lifesciences Comercio de Produtos Medico-Cirurgicos Ltda.		Brazil
Edwards Lifesciences (Canada) Inc.		Canada
Edwards (Shanghai) Medical Products Co., Ltd.		China
Edwards Lifesciences Colombia S.A.S.		Colombia
Edwards Lifesciences Czech Republic s.r.o.		Czech Republic
Edwards Lifesciences Costa Rica, S.R.L.		Costa Rica
Edwards Lifesciences A/S		Denmark
Edwards Lifesciences SAS		France
Edwards Lifesciences Services GmbH		Germany
Valtech Cardio GmbH		Germany
Edwards Lifesciences Hellas, EPE		Greece
Edwards Lifesciences (India) Private Limited		India
Edwards Lifesciences Ireland, Limited		Ireland
Edwards Lifesciences (Israel) Ltd.		Israel
Edwards Lifesciences Sales (Israel) Ltd.		Israel
Valtech Cardio, Ltd.		Israel
Edwards Lifesciences Italia SpA		Italy
Edwards Lifesciences (Japan) Limited		Japan

Legal Entity	State of Incorporation/ Formation	Country of Incorporation/ Formation
Edwards Lifesciences Korea Co., Ltd.		Korea
Edwards Lifesciences (Malaysia) Sdn. Bhd.		Malaysia
Edwards Lifesciences Mexico, S.A. de C.V.		Mexico
Edwards Lifesciences (New Zealand) Limited		New Zealand
BMEYE B.V.		The Netherlands
Edwards Lifesciences B.V.		The Netherlands
Edwards Lifesciences Holding B.V.		The Netherlands
EL Research C.V.		The Netherlands
Edwards Lifesciences Poland Sp.z o.o		Poland
Edwards Lifesciences (Portugal) Comércio e Distribuicao de Dispositivos Medicos, Lda.		Portugal
Edwards Lifesciences Export (Puerto Rico) Corporation		Puerto Rico
Edwards Lifesciences (Asia) Pte. Ltd.		Singapore
Edwards Lifesciences (Singapore) Pte Ltd.		Singapore
Edwards Lifesciences (Proprietary) Ltd.		South Africa
Edwards Lifesciences S.L.		Spain
Edwards Lifesciences Nordic AB		Sweden
Edwards Lifesciences AG		Switzerland
Edwards Lifesciences Technology S.A.R.L.		Switzerland
Edwards Lifesciences IPRM AG		Switzerland
Mitral Valve Technologies S.A.R.L.		Switzerland
Edwards Lifesciences (Taiwan) Corporation		Taiwan
Edwards Lifesciences (Thailand) Ltd.		Thailand
Edwards Lifesciences Turkey Health Technologies Limited Sirketi		Turkey
Edwards Lifesciences Limited		United Kingdom
Whitland Research Limited		United Kingdom